Exhibit 99.1
FOR IMMEDIATE RELEASE
January 25, 2018

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports Fourth Quarter Results
LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 130-year-old IBERIABANK (www.iberiabank.com), reported financial results for the fourth quarter ended December 31, 2017. For the quarter, the Company reported income available to common shareholders of $9.3 million, or $0.17 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the fourth quarter of 2017 was $1.33 per common share vs. $1.16 per common share in the year-ago period, an increase of 15% (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).
Daryl G. Byrd, President and Chief Executive Officer, commented, "We delivered solid core earnings during the fourth quarter of 2017, achieving our Company’s highest quarterly Core EPS result and providing a glimpse into the strong underlying earnings power of the franchise. Our team’s focus and strategic positioning drove significant improvement over the prior quarter as we continue to reap the benefits of our asset sensitive balance sheet and start to realize the synergies from the Sabadell acquisition following the conversion in mid-October. Similar to many other banks, our GAAP metrics were materially impacted by one-time charges - the most significant of which was a write-down of deferred tax assets resulting from the enactment of the Tax Cuts and Jobs Act on December 22, 2017. Despite the one-time DTA adjustment in the quarter, we expect this tax change will significantly benefit our net income in future periods."
Byrd continued, "We are proud of the results we have achieved in the fourth quarter of 2017 and recognize the opportunity to build on current momentum in delivering improved financial results. In December, we provided financial guidance for our 2018 earnings and we continue to work towards achieving those goals to provide outstanding returns for our shareholders. During the first quarter of 2018, we will be providing our three-year goals, which we will refer to as our 2020 Goals."

Highlights for the fourth quarter of 2017 and at December 31, 2017:

While GAAP EPS and returns were negatively impacted by one-time items, the Company reported solid improvement in Core EPS driven by a strong core operating leverage multiple of 4.7, GAAP and cash margin expansion, cost containment and balance sheet growth during the quarter.

	For the three months ended
	GAAP		Non-GAAP Core
	4Q17	3Q17	4Q17	3Q17
Earnings Per Common Share	$0.17	$0.49	$1.33	$1.00
Return on Average Assets	0.15%	0.45%	1.03%	0.87%
Return on Average Common Equity	1.02%	2.92%	7.92%	5.99%
Return on Average Tangible Common Equity	—	—	12.73%	8.95%
Efficiency Ratio	63.5%	75.2%	57.9%	60.6%
Tangible Efficiency Ratio (TE)	—	—	55.6%	58.2%

•
The Company's reported and cash net interest margins increased 5 and 4 basis points on a linked quarter basis, to 3.69% and 3.33%, respectively, primarily as a result of increases in average earning assets and higher loan yields, offset by smaller increases in average interest-bearing liabilities and costs of deposits.

•
4Q17 results include a $51.0 million estimated net impact of the Tax Cuts and Jobs Act enacted on December 22, 2017 ($0.94 per share decrease in earnings), subject to refinement in future periods as further information becomes available.

•	The effective tax rate in 2018 is expected to be 21% - 22%, which revises our previous guidance of 32.5% - 33.5% disclosed prior to the passing of tax reform.

•	Total loan growth was $0.3 billion, or 1.4% (5.6% annualized rate), in 4Q17, driven by originations in New Orleans, Atlanta and Tampa.

•	Total deposits increased $0.1 billion, or 0.6% (2.4% annualized rate), in 4Q17, driven by growth in the Houston, Acadiana, New Orleans and Baton Rouge markets.

•	Net charge-offs decreased $18.7 million on a linked quarter basis, and equated to an annualized 0.20% of average loans. The provision for loan losses decreased $4.1 million, or 22%.

•
The Company successfully completed the conversion of branch and operating systems associated with the Sabadell acquisition over the weekend of October 13 - 15, 2017. The Company incurred $11.4 million of pre-tax merger-related expense in 4Q17 ($0.16 per share decrease in earnings).

•
On October 19, 2017, the Company entered into a Merger Agreement with Gibraltar Private Bank & Trust Company (“Gibraltar”). The Merger Agreement has been approved by the boards of directors of each company and is expected to close in the first quarter of 2018, subject to the required approval of Gibraltar’s shareholders, the receipt of required regulatory approvals, and other customary closing conditions.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	12/31/2017	9/30/2017	% Change	12/31/2016	% Change
GAAP BASIS:
Income available to common shareholders	$9,329	$26,046	(64.2)	$44,173	(78.9)
Earnings per common share - diluted	0.17	0.49	(65.3)	1.04	(83.7)

Average loans, net of unearned income	$19,941,500	$18,341,154	8.7	$14,912,350	33.7
Average total deposits	21,378,122	19,785,328	8.1	16,893,643	26.5
Net interest margin (TE) (1)	3.69%	3.64%		3.38%

Total revenues	$290,163	$269,950	7.5	$214,903	35.0
Total non-interest expense	184,384	202,986	(9.2)	151,570	21.6
Efficiency ratio	63.5%	75.2%		70.5%
Return on average assets	0.15	0.45		0.85
Return on average common equity	1.02	2.92		6.70

NON-GAAP BASIS (2):
Core revenues	$290,128	$270,192	7.4	$214,898	35.0
Core non-interest expense	167,910	163,686	2.6	133,562	25.7
Core earnings per common share - diluted	1.33	1.00	33.0	1.16	14.7
Core tangible efficiency ratio (TE) (1) (4)	55.6%	58.2%		60.3%
Core return on average assets	1.03	0.87		0.94
Core return on average common equity	7.92	5.99		7.44
Core return on average tangible common equity (4)	12.73	8.95		10.75
Net interest margin (TE) - cash basis (1) (3)	3.33	3.29		3.16

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3) See Table 8 for adjustments related to purchase discounts on acquired loans and related accretion and the impact of the FDIC indemnification asset.
(4) Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

Net interest income increased 9% on a linked quarter basis. Average loans increased $1.6 billion, or 9%, and the associated taxable-equivalent yield increased 4 basis points. All other average earning assets increased a net of $113.7 million, or 2%, versus the prior quarter. The yield on interest earning assets was 8 basis points higher at 4.22% compared to 4.14% in the prior quarter. The average cost of interest-bearing deposits rose 4 basis points to 65 basis points compared to 61 basis points in the prior quarter.

The increase in average earning assets and higher loan yields, offset by increases in average interest-bearing liabilities and costs of deposits, resulted in net increases on a linked quarter basis to the Company's reported and cash net interest margins of 5 and 4 basis points to 3.69% and 3.33%, respectively.

The Company’s provision for loan losses decreased 22% to $14.4 million primarily due to a decline in net charge-offs. The provision for loan losses covered net charge-offs in 4Q17 by 142% compared to 64% in 3Q17.

In the fourth quarter of 2017, non-interest income increased $1.6 million compared to the third quarter of 2017. The primary changes in non-interest income on a linked quarter basis were increased treasury management and customer swap commission income of $1.2 million, or 18%, increased deferred COLI income of $1.0 million, or 351%, and decreased mortgage income of $2.4 million, or 15%, of which $1.5 million was volume/mix-related and $0.9 million was margin-related.
Non-interest expense decreased $18.6 million on a linked quarter basis primarily due to higher merger-related and professional services expenses incurred in 3Q17 related to the Sabadell acquisition and the Department of Housing and Urban Development ("HUD") lawsuit. The HUD lawsuit was settled on December 11, 2017, in the amount of $11.7 million, which was previously provided for in the second ($6.0 million) and third ($5.7 million) quarters of 2017.

Non-interest expense in 4Q17 included $11.4 million in merger and conversion-related expenses, $1.5 million in compensation-related expense, $3.2 million in branch closure and other impairment expense, and $0.5 million in tax penalties and interest and storm-related expenses. Excluding these items, core non-interest expense increased $4.2 million, or 3%, primarily related to a full quarter of Sabadell expenses.

The efficiency ratio improved to 63.5% from 75.2% on a linked quarter basis, while the non-GAAP core tangible efficiency ratio decreased to 55.6% from 58.2%, over the same period. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		12/31/2017	9/30/2017	% Change	12/31/2016	% Change
PERIOD-END BALANCES:
	Total loans, net of unearned income	$20,078,181	$19,795,085	1.4	$15,064,971	33.3
	Total deposits	21,466,717	21,334,271	0.6	17,408,283	23.3

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans (1)	0.31%	0.30%		0.19%
	Loans 90 days or more past due and still accruing as a percentage of total loans (1)	0.03	0.01		0.01
	Non-performing assets to total assets (1)(2)	0.64	0.63		1.16
	Classified assets to total assets (3)	1.45	1.47		2.25

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	8.61%	8.68%		9.82%
	Tier 1 leverage ratio (6)	9.36	10.17		10.86
	Total risk-based capital ratio (6)	12.37	12.77		14.13

PER COMMON SHARE DATA:
	Book value	$66.17	$66.74	(0.9)	$62.68	5.6
	Tangible book value (Non-GAAP) (4) (5)	42.56	43.04	(1.1)	45.80	(7.1)
	Closing stock price	77.50	82.15	(5.7)	83.75	(7.5)
	Cash dividends	0.37	0.37	—	0.36	2.8

(1)
Past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 5 for further detail.
(3)
Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30. Classified assets were $404 million, $410 million and $487 million at December 31, 2017, September 30, 2017, and December 31, 2016, respectively.

(4)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of December 31, 2017 are preliminary.

Loans and Other Assets

Total loans increased $283.1 million, or 1.4% (5.6% annualized rate), to $20.1 billion at December 31, 2017. Period-end loan growth during 4Q17 was strongest in the New Orleans, Atlanta and Tampa markets.

Table C - Period-End Loans
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2017	9/30/2017	12/31/2016	$	%	Annualized	$	%	12/31/2017	9/30/2017
Legacy loans:
Commercial	$10,781,778	$10,295,455	$9,377,399	486,323	4.7	18.7%	1,404,379	15.0	74.5%	74.4%
Residential mortgage	1,176,365	1,040,990	854,216	135,375	13.0	51.6%	322,149	37.7	8.1%	7.5%
Consumer	2,525,008	2,496,701	2,463,309	28,307	1.1	4.5%	61,699	2.5	17.4%	18.1%
Total legacy loans	14,483,151	13,833,146	12,694,924	650,005	4.7	18.6%	1,788,227	14.1	100.0%	100.0%

Acquired loans:
Balance at beginning of period	5,961,939	2,062,606	2,511,129	3,899,333	189.0		3,450,810	137.4
Loans acquired during the period	—	4,026,020	—	(4,026,020)	(100.0)		—	—
Net paydown activity	(366,909)	(126,687)	(141,082)	(240,222)	189.6		(225,827)	160.1
Total acquired loans	5,595,030	5,961,939	2,370,047	(366,909)	(6.2)		3,224,983	136.1
Total loans	$20,078,181	$19,795,085	$15,064,971	283,096	1.4		5,013,210	33.3

On an average balance and linked quarter basis, the investment portfolio increased $184.0 million in 4Q17, to $4.9 billion. On a period-end basis, the investment portfolio equated to $4.8 billion, or 17% of total assets, at December 31, 2017, compared to $4.9 billion, or 18% of total assets, at September 30, 2017. The investment portfolio had an effective duration of 3.7 years at December 31, 2017, up from 3.5 years at September 30, 2017. The investment portfolio had a $57.2 million unrealized loss at December 31, 2017, up from an $18.4 million unrealized loss at September 30, 2017. The average yield on investment securities increased 5 basis points to 2.37% in 4Q17. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 9% of total investments at December 31, 2017.

Deposits and Funding

Total deposits increased $132.4 million, or 0.6% (2.4% annualized rate), to $21.5 billion at December 31, 2017. Deposit growth during 4Q17 was strongest in the Houston, Acadiana, New Orleans and Baton Rouge markets. Quarterly fluctuations in NOW and money market accounts were caused by conversion-related mapping changes.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2017	9/30/2017	12/31/2016	$	%	Annualized	$	%	12/31/2017	9/30/2017
Non-interest-bearing	$6,209,925	$5,963,943	$4,928,878	245,982	4.1	16.3%	1,281,047	26.0	28.9%	28.0%
NOW accounts	4,348,939	3,547,761	3,314,281	801,178	22.6	89.7%	1,034,658	31.2	20.3%	16.6%
Money market accounts	7,674,291	8,321,755	6,219,532	(647,464)	(7.8)	(30.9)%	1,454,759	23.4	35.7%	39.0%
Savings accounts	846,074	843,662	814,385	2,412	0.3	1.2%	31,689	3.9	4.0%	4.0%
Time deposits	2,387,488	2,657,150	2,131,207	(269,662)	(10.1)	(40.1)%	256,281	12.0	11.1%	12.4%
Total deposits	$21,466,717	$21,334,271	$17,408,283	132,446	0.6	2.4%	4,058,434	23.3	100.0%	100.0%

On an average balance and linked quarter basis, both non-interest-bearing deposits and interest-bearing deposits increased. The rate on average interest-bearing deposits in 4Q17 was 0.65%, while the cost of total deposits (including non-interest bearing deposits) was 0.46%, increases of 4 basis points and 2 basis points, respectively, compared to 3Q17. The increase in the cost of interest-bearing deposits was primarily driven by interest-rate sensitive money market deposits. Cycle-to-date deposit beta is 22% through December 31, 2017.

On a linked quarter basis, average borrowings increased $282.1 million, or 12%, and the cost of average borrowings was unchanged between periods. The cost of average total interest-bearing liabilities was 0.76% in 4Q17, an increase of 4 basis points over the linked quarter, primarily driven by the costs of deposits. Total funding costs, inclusive of non-interest-bearing deposits was 57 basis points in 4Q17, compared to 54 basis points in 3Q17.

Asset Quality

Non-performing assets ("NPAs") to total assets remained relatively flat at 64 basis points at December 31, 2017 compared to 63 basis points at the linked quarter-end. Accruing loans past due 30 to 89 days equated to 0.31% of total loans at December 31, 2017, compared to 0.30% at September 30, 2017.

Net charge-offs totaled $10.1 million in 4Q17, down $18.7 million, or 65%, compared to 3Q17. Annualized net charge-offs equated to 0.20% of average loans in 4Q17, a 42 basis point decrease on a linked quarter basis.

Capital Position

At December 31, 2017, the Company reported a non-GAAP tangible common equity ratio of 8.61%, down 7 basis points compared to September 30, 2017, and the preliminary Tier 1 leverage ratio was 9.36%, down 81 basis points compared to September 30, 2017. The Company’s preliminary calculation of its total risk-based capital ratio at December 31, 2017, was 12.37%, down 40 basis points compared to September 30, 2017. The write-down of deferred tax assets in conjunction with the Tax Cuts and Jobs Act in December 2017 resulted in a 23 basis points decline in risk-based capital ratios.

At December 31, 2017, book value per common share was $66.17, down $0.57 per share, compared to September 30, 2017. Tangible book value per common share was $42.56, down $0.48 per share, compared to September 30, 2017. The 4Q17 write-down of deferred tax assets negatively impacted both book value and tangible book value by $0.95 per common share compared to the linked quarter. Based on the closing stock price of the Company’s common stock of $82.05 per share on January 25, 2018, this price equated to 1.24 times December 31, 2017 book value per common share and 1.93 times December 31, 2017 tangible book value per common share.

Dividends On Capital Stock. The declaration of dividends is at the discretion of the Board of Directors. The following details the recent dividend declarations:

Common Stock. On December 19, 2017, the Company declared a quarterly cash dividend of $0.37 per common share, consistent with the common dividend declared in September 2017. This common dividend level equated to an annualized dividend rate of $1.48 per common share. Based on the Company's closing common stock price on December 18, 2017, of $79.25 per common share, the indicated dividend yield was 1.87% per common share. The dividend is payable on January 26, 2018, to shareholders of record as of December 29, 2017.

Preferred Stock. On December 19, 2017, the Company declared a quarterly cash dividend of $0.4125 per depositary share of Series C preferred stock that is payable on February 1, 2018. On January 5, 2018, the Company declared a semi-annual cash dividend of $0.8281 per depositary share of Series B preferred stock that is payable on February 1, 2018.

Common Stock Repurchase Program. On May 4, 2016, the Board of Directors of the Company authorized the repurchase of up to 950,000 shares of the Company's common stock. The Company did not repurchase common shares under the authorized program during the fourth quarter of 2017. The Company has approximately 747,000 shares of common stock remaining that may be purchased under the currently authorized program.

IBERIABANK Corporation

IBERIABANK Corporation is a regional financial holding company with offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, and South Carolina, offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $4.4 billion, based on the NASDAQ Global Select Market closing stock price on January 25, 2018.

The following 11 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	JMP Securities LLC

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, January 26, 2018, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 6105557. A replay of the call will be available until midnight Central Time on February 2, 2018 by dialing 1-877-344-7529. The confirmation code for the replay is 10115138. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, and debt repayment penalties. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, http://www.sec.gov, and the Company's website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving IBERIABANK Corporation (“IBKC”), IBERIABANK and Gibraltar Private Bank & Trust Company (“Gibraltar”). In connection with the proposed merger, IBKC filed a registration statement on Form S-4 (Registration No. 333-222200) with the Securities and Exchange Commission (the “SEC”), which included a preliminary proxy statement of Gibraltar and a preliminary prospectus of IBKC.  The Form S-4, as amended, was declared effective by the SEC on January 19, 2018 and the definitive Proxy Statement/Prospectus was first mailed to stockholders of Gibraltar on or about January 22, 2018.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Before making any voting or investment decision, investors and securityholders of Gibraltar are urged to carefully read the entire registration statement and

Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they do and will contain important information about the proposed transaction.

A copy of the definitive Proxy Statement/Prospectus is, and other filings containing information about IBKC and Gibraltar will be, available without charge at the SEC’s website at http://www.sec.gov. Alternatively, these documents can be obtained without charge from IBKC’s website at http://www.iberiabank.com.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	12/31/2017	9/30/2017	% Change	12/31/2016	% Change
Net interest income	$235,502	$216,883	8.6	$161,665	45.7
Net interest income (TE) (1)	238,314	219,468	8.6	164,005	45.3
Total revenues	290,163	269,950	7.5	214,903	35.0
Provision for loan losses	14,393	18,514	(22.3)	5,169	178.4
Non-interest expense	184,384	202,986	(9.2)	151,570	21.6
Net income available to common shareholders	9,329	26,046	(64.2)	44,173	(78.9)

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$0.17	$0.49	(65.3)	$1.05	(83.8)
Earnings available to common shareholders - diluted	0.17	0.49	(65.3)	1.04	(83.7)
Core earnings (Non-GAAP) (2)	1.33	1.00	33.0	1.16	14.7
Book value	66.17	66.74	(0.9)	62.68	5.6
Tangible book value (Non-GAAP) (2) (3)	42.56	43.04	(1.1)	45.80	(7.1)
Closing stock price	77.50	82.15	(5.7)	83.75	(7.5)
Cash dividends	0.37	0.37	—	0.36	2.8

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.69%	3.64%		3.38%
Efficiency ratio	63.5	75.2		70.5
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	55.6	58.2		60.3
Return on average assets	0.15	0.45		0.85
Return on average common equity	1.02	2.92		6.70
Core return on average tangible common equity (Non-GAAP) (2)(3)	12.73	8.95		10.75
Effective tax rate	88.8	38.8		22.4
Full-time equivalent employees	3,552	3,646		3,100

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	8.61%	8.68%		9.82%
Tangible common equity to risk-weighted assets (3)	10.20	10.56		11.62
Tier 1 leverage ratio (4)	9.36	10.17		10.86
Common equity Tier 1 (CET 1) (transitional) (4)	10.58	10.93		11.84
Common equity Tier 1 (CET 1) (fully phased-in) (4)	10.53	10.86		11.77
Tier 1 capital (transitional) (4)	11.17	11.53		12.59
Total risk-based capital ratio (4)	12.37	12.77		14.13

	Common stock dividend payout ratio	213.6	76.5	36.4
	Classified assets to Tier 1 capital (7)	16.1	16.2	21.9

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (5)	0.64%	0.63%	1.16%
	Allowance for loan losses to loans	0.70	0.69	0.96
	Net charge-offs to average loans (annualized)	0.20	0.62	0.21
	Non-performing assets to total loans and OREO (5)	0.89	0.89	1.66

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Regulatory capital ratios as of December 31, 2017 are preliminary.
(5)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(6)	All ratios are calculated on an annualized basis for the periods indicated.
(7)	Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	12/31/2017	9/30/2017	$	%	6/30/2017	3/31/2017	12/31/2016	$	%
Interest income	$269,703	$246,972	22,731	9.2	$204,575	$192,533	$180,805	88,898	49.2
Interest expense	34,201	30,089	4,112	13.7	20,932	19,715	19,140	15,061	78.7
Net interest income	235,502	216,883	18,619	8.6	183,643	172,818	161,665	73,837	45.7
Provision for loan losses	14,393	18,514	(4,121)	(22.3)	12,050	6,154	5,169	9,224	178.4
Net interest income after provision for loan losses	221,109	198,369	22,740	11.5	171,593	166,664	156,496	64,613	41.3
Mortgage income	13,675	16,050	(2,375)	(14.8)	19,730	14,115	16,115	(2,440)	(15.1)
Service charges on deposit accounts	12,581	12,534	47	0.4	11,410	11,153	11,178	1,403	12.6
Title revenue	5,398	5,643	(245)	(4.3)	6,190	4,741	5,332	66	1.2
Broker commissions	2,151	2,269	(118)	(5.2)	2,744	2,738	4,006	(1,855)	(46.3)
ATM/debit card fee income	3,779	3,658	121	3.3	3,800	3,585	3,604	175	4.9
Income from bank owned life insurance	1,267	1,263	4	0.3	1,241	1,311	1,323	(56)	(4.2)
Gain (loss) on sale of available-for-sale securities	35	(242)	277	114.5	59	—	4	31	775.0
Other non-interest income	15,775	11,892	3,883	32.7	10,792	9,703	11,676	4,099	35.1
Total non-interest income	54,661	53,067	1,594	3.0	55,966	47,346	53,238	1,423	2.7
Salaries and employee benefits	104,387	106,970	(2,583)	(2.4)	86,317	81,853	80,811	23,576	29.2
Occupancy and equipment	19,211	19,139	72	0.4	16,292	16,021	15,551	3,660	23.5
Loss on early termination of loss share agreements	—	—	—	—	—	—	17,798	(17,798)	(100.0)
Amortization of acquisition intangibles	4,642	4,527	115	2.5	1,651	1,770	2,087	2,555	122.4
Data processing	12,030	12,899	(869)	(6.7)	7,306	6,941	6,996	5,034	72.0
Professional services	9,441	22,550	(13,109)	(58.1)	11,219	5,335	4,881	4,560	93.4
Credit and other loan related expense	3,170	7,532	(4,362)	(57.9)	3,780	4,526	3,407	(237)	(7.0)
Other non-interest expense	31,503	29,369	2,134	7.3	20,943	24,572	20,039	11,464	57.2
Total non-interest expense	184,384	202,986	(18,602)	(9.2)	147,508	141,018	151,570	32,814	21.6
Income before income taxes	91,386	48,450	42,936	88.6	80,051	72,992	58,164	33,222	57.1
Income tax expense	81,108	18,806	62,302	331.3	28,033	22,519	13,034	68,074	522.3
Net income	10,278	29,644	(19,366)	(65.3)	52,018	50,473	45,130	(34,852)	(77.2)
Less: Preferred stock dividends	949	3,598	(2,649)	(73.6)	949	3,599	957	(8)	(0.8)
Net income available to common shareholders	$9,329	$26,046	(16,717)	(64.2)	$51,069	$46,874	$44,173	(34,844)	(78.9)

Income available to common shareholders - basic	$9,329	$26,046	(16,717)	(64.2)	$51,069	$46,874	$44,173	(34,844)	(78.9)
Less: Earnings allocated to unvested restricted stock	101	283	(182)	(64.3)	361	346	414	(313)	(75.6)
Earnings allocated to common shareholders	$9,228	$25,763	(16,535)	(64.2)	$50,708	$46,528	$43,759	(34,531)	(78.9)

Earnings per common share - basic	$0.17	$0.49	(0.32)	(65.3)	$1.00	$1.01	$1.05	(0.88)	(83.8)

Earnings per common share - diluted	0.17	0.49	(0.32)	(65.3)	0.99	1.00	1.04	(0.87)	(83.7)
Impact of non-core items (Non-GAAP) (1)	1.16	0.51	0.65	127.5	0.11	0.02	0.12	1.04	866.7
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$1.33	$1.00	0.33	33.0	$1.10	$1.02	$1.16	0.17	14.7

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	53,287	52,424	863	1.6	50,630	46,123	41,688	11,599	27.8
Weighted average common shares outstanding - diluted	53,621	52,770	851	1.6	50,984	46,496	41,950	11,671	27.8
Book value shares (period end)	53,872	53,864	8	—	51,015	50,970	44,795	9,077	20.3

(1) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Years Ended
			Year/Year Change
	12/31/2017	12/31/2016	$	%
Interest income	$913,783	$716,939	196,844	27.5
Interest expense	104,937	67,701	37,236	55.0
Net interest income	808,846	649,238	159,608	24.6
Provision for loan losses	51,111	44,424	6,687	15.1
Net interest income after provision for loan losses	757,735	604,814	152,921	25.3
Mortgage income	63,570	83,853	(20,283)	(24.2)
Service charges on deposit accounts	47,678	44,135	3,543	8.0
Title revenue	21,972	22,213	(241)	(1.1)
Broker commissions	9,902	15,338	(5,436)	(35.4)
ATM/debit card fee income	14,822	14,240	582	4.1
Income from bank owned life insurance	5,082	5,241	(159)	(3.0)
Gain (loss) on sale of available-for-sale securities	(148)	2,001	(2,149)	(107.4)
Other non-interest income	48,162	46,800	1,362	2.9
Total non-interest income	211,040	233,821	(22,781)	(9.7)
Salaries and employee benefits	379,527	331,686	47,841	14.4
Occupancy and equipment	70,663	65,797	4,866	7.4
Loss on early termination of loss share agreements	—	17,798	(17,798)	(100.0)
Amortization of acquisition intangibles	12,590	8,415	4,175	49.6
Data processing	39,176	25,091	14,085	56.1
Professional services	48,545	19,153	29,392	153.5
Credit and other loan related expense	19,008	10,937	8,071	73.8
Other non-interest expense	106,387	87,788	18,599	21.2
Total non-interest expense	675,896	566,665	109,231	19.3
Income before income taxes	292,879	271,970	20,909	7.7
Income tax expense	150,466	85,193	65,273	76.6
Net income	142,413	186,777	(44,364)	(23.8)
Less: Preferred stock dividends	9,095	7,977	1,118	14.0
Net income available to common shareholders	$133,318	$178,800	(45,482)	(25.4)

Income available to common shareholders - basic	$133,318	$178,800	(45,482)	(25.4)
Less: Earnings allocated to unvested restricted stock	1,210	1,872	(662)	(35.4)
Earnings allocated to common shareholders	$132,108	$176,928	(44,820)	(25.3)

Earnings per common share - basic	$2.61	$4.32	(1.71)	(39.6)

Earnings per common share - diluted	2.59	4.30	(1.71)	(39.8)
Impact of non-core items (Non-GAAP) (1)	1.88	0.13	1.75	1,346.2
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$4.47	$4.43	0.04	0.9

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	50,640	41,396	9,244	22.3
Weighted average common shares outstanding - diluted	50,992	41,106	9,886	24.1
Book value shares (period end)	53,872	44,795	9,077	20.3

(1) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2017	9/30/2017	$	%	6/30/2017	3/31/2017	12/31/2016	$	%
Cash and due from banks	$319,156	$298,173	20,983	7.0	$301,910	$276,979	$295,896	23,260	7.9
Interest-bearing deposits in other banks	306,568	583,043	(276,475)	(47.4)	167,450	1,024,139	1,066,230	(759,662)	(71.2)
Total cash and cash equivalents	625,724	881,216	(255,492)	(29.0)	469,360	1,301,118	1,362,126	(736,402)	(54.1)
Investment securities available for sale	4,590,062	4,736,339	(146,277)	(3.1)	4,009,299	3,823,953	3,446,097	1,143,965	33.2
Investment securities held to maturity	227,318	175,906	51,412	29.2	84,517	86,018	89,216	138,102	154.8
Total investment securities	4,817,380	4,912,245	(94,865)	(1.9)	4,093,816	3,909,971	3,535,313	1,282,067	36.3
Mortgage loans held for sale	134,916	141,218	(6,302)	(4.5)	140,959	122,333	157,041	(22,125)	(14.1)
Loans, net of unearned income	20,078,181	19,795,085	283,096	1.4	15,556,016	15,132,202	15,064,971	5,013,210	33.3
Allowance for loan losses	(140,891)	(136,628)	(4,263)	3.1	(146,225)	(144,890)	(144,719)	3,828	(2.6)
Loans, net	19,937,290	19,658,457	278,833	1.4	15,409,791	14,987,312	14,920,252	5,017,038	33.6
Loss share receivable	8,622	9,780	(1,158)	(11.8)	—	—	—	8,622	N/M
Premises and equipment	331,413	330,800	613	0.2	318,167	303,978	306,373	25,040	8.2
Goodwill and other intangible assets	1,277,464	1,281,479	(4,015)	(0.3)	757,025	758,340	759,823	517,641	68.1
Other assets	771,320	761,440	9,880	1.3	601,609	625,427	618,262	153,058	24.8
Total assets	$27,904,129	$27,976,635	(72,506)	(0.3)	$21,790,727	$22,008,479	$21,659,190	6,244,939	28.8

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,209,925	$5,963,943	245,982	4.1	$5,020,195	$5,031,583	$4,928,878	1,281,047	26.0
NOW accounts	4,348,939	3,547,761	801,178	22.6	3,089,482	3,085,720	3,314,281	1,034,658	31.2
Savings and money market accounts	8,520,365	9,165,417	(645,052)	(7.0)	6,815,513	7,185,864	7,033,917	1,486,448	21.1
Certificates of deposit	2,387,488	2,657,150	(269,662)	(10.1)	1,927,926	2,009,098	2,131,207	256,281	12.0
Total deposits	21,466,717	21,334,271	132,446	0.6	16,853,116	17,312,265	17,408,283	4,058,434	23.3
Short-term borrowings	475,000	975,008	(500,008)	(51.3)	250,000	80,000	175,000	300,000	171.4
Securities sold under agreements to repurchase	516,297	548,696	(32,399)	(5.9)	333,935	368,696	334,136	182,161	54.5
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,375,725	1,007,474	368,251	36.6	547,133	507,975	508,843	866,882	170.4
Other liabilities	253,489	264,302	(10,813)	(4.1)	183,191	161,458	173,124	80,365	46.4
Total liabilities	24,207,338	24,249,861	(42,523)	(0.2)	18,287,485	18,550,504	18,719,496	5,487,842	29.3
Total shareholders' equity	3,696,791	3,726,774	(29,983)	(0.8)	3,503,242	3,457,975	2,939,694	757,097	25.8
Total liabilities and shareholders' equity	$27,904,129	$27,976,635	(72,506)	(0.3)	$21,790,727	$22,008,479	$21,659,190	6,244,939	28.8

N/M = not meaningful

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2017	9/30/2017	$	%	6/30/2017	3/31/2017	12/31/2016	$	%
Cash and due from banks	$307,328	$277,968	29,360	10.6	$277,047	$302,585	$310,132	(2,804)	(0.9)
Interest-bearing deposits in other banks	538,733	615,445	(76,712)	(12.5)	555,431	1,023,688	930,524	(391,791)	(42.1)
Total cash and cash equivalents	846,061	893,413	(47,352)	(5.3)	832,478	1,326,273	1,240,656	(394,595)	(31.8)
Investment securities available for sale	4,674,496	4,593,798	80,698	1.8	3,970,021	3,679,817	3,192,040	1,482,456	46.4
Investment securities held to maturity	191,067	114,895	76,172	66.3	85,516	87,246	90,161	100,906	111.9
Total investment securities	4,865,563	4,708,693	156,870	3.3	4,055,537	3,767,063	3,282,201	1,583,362	48.2
Mortgage loans held for sale	126,216	132,309	(6,093)	(4.6)	145,274	175,512	226,565	(100,349)	(44.3)
Loans, net of unearned income	19,941,500	18,341,154	1,600,346	8.7	15,284,007	15,045,755	14,912,350	5,029,150	33.7
Allowance for loan losses	(138,927)	(147,046)	8,119	(5.5)	(146,448)	(145,326)	(150,499)	11,572	(7.7)
Loans, net	19,802,573	18,194,108	1,608,465	8.8	15,137,559	14,900,429	14,761,851	5,040,722	34.1
Loss share receivable	9,295	21,042	(11,747)	(55.8)	—	—	20,456	(11,161)	(54.6)
Premises and equipment	329,957	327,917	2,040	0.6	309,622	305,245	308,861	21,096	6.8
Goodwill and other intangible assets	1,277,293	1,047,355	229,938	22.0	757,528	758,887	760,003	517,290	68.1
Other assets	778,105	772,084	6,021	0.8	605,539	628,092	615,666	162,439	26.4
Total assets	$28,035,063	$26,096,921	1,938,142	7.4	$21,843,537	$21,861,501	$21,216,259	6,818,804	32.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,176,347	$5,601,071	575,276	10.3	$4,992,598	$4,976,945	$4,869,095	1,307,252	26.8
NOW accounts	3,987,908	3,203,657	784,251	24.5	3,124,243	3,239,085	2,981,967	1,005,941	33.7
Savings and money market accounts	8,769,464	8,566,873	202,591	2.4	7,079,773	7,211,545	6,869,614	1,899,850	27.7
Certificates of deposit	2,444,403	2,413,727	30,676	1.3	1,964,234	2,083,749	2,172,967	271,436	12.5
Total deposits	21,378,122	19,785,328	1,592,794	8.1	17,160,848	17,511,324	16,893,643	4,484,479	26.5
Short-term borrowings	729,111	1,180,165	(451,054)	(38.2)	38,320	99,000	260,730	468,381	179.6
Securities sold under agreements to repurchase	494,757	439,077	55,680	12.7	314,090	311,726	342,953	151,804	44.3
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,300,114	622,655	677,459	108.8	508,522	498,384	544,353	755,761	138.8
Other liabilities	264,790	273,163	(8,373)	(3.1)	200,673	221,993	300,768	(35,978)	(12.0)
Total liabilities	24,287,004	22,420,498	1,866,506	8.3	18,342,563	18,762,537	18,462,557	5,824,447	31.5
Total shareholders' equity	3,748,059	3,676,423	71,636	1.9	3,500,974	3,098,964	2,753,702	994,357	36.1
Total liabilities and shareholders' equity	$28,035,063	$26,096,921	1,938,142	7.4	$21,843,537	$21,861,501	$21,216,259	6,818,804	32.1

Table 5 - IBERIABANK CORPORATION
TOTAL LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	12/31/2017	9/30/2017	$	%	6/30/2017	3/31/2017	12/31/2016	$	%
Commercial loans:
Real estate- construction	$1,240,396	$1,298,282	(57,886)	(4.5)	$1,100,504	$946,477	$802,242	438,154	54.6
Real estate- owner-occupied (1)	2,529,885	2,448,826	81,059	3.3	2,242,275	2,230,041	2,277,749	252,136	11.1
Real estate- non-owner occupied	5,167,949	5,020,778	147,171	2.9	3,839,777	3,844,823	3,766,558	1,401,391	37.2
Commercial and industrial	5,135,067	5,016,437	118,630	2.4	4,195,096	3,975,734	4,060,032	1,075,035	26.5
Total commercial loans	14,073,297	13,784,323	288,974	2.1	11,377,652	10,997,075	10,906,581	3,166,716	29.0

Residential mortgage loans	3,056,352	3,024,970	31,382	1.0	1,346,467	1,296,358	1,267,400	1,788,952	141.2

Consumer loans:
Home equity	2,292,275	2,320,233	(27,958)	(1.2)	2,158,948	2,146,796	2,155,926	136,349	6.3
Automobile	127,531	130,847	(3,316)	(2.5)	135,012	142,139	147,662	(20,131)	(13.6)
Credit card	96,368	88,454	7,914	8.9	87,088	84,113	82,992	13,376	16.1
Other	432,358	446,258	(13,900)	(3.1)	450,849	465,721	504,410	(72,052)	(14.3)
Total consumer loans	2,948,532	2,985,792	(37,260)	(1.2)	2,831,897	2,838,769	2,890,990	57,542	2.0
Total loans	$20,078,181	$19,795,085	283,096	1.4	$15,556,016	$15,132,202	$15,064,971	5,013,210	33.3

Allowance for loan losses (2)	$(140,891)	$(136,628)	(4,263)	3.1	$(146,225)	$(144,890)	$(144,719)	3,828	(2.6)
Loans, net	19,937,290	19,658,457	278,833	1.4	15,409,791	14,987,312	14,920,252	5,017,038	33.6

Reserve for unfunded commitments	(13,208)	(21,032)	7,824	(37.2)	(10,462)	(11,660)	(11,241)	(1,967)	17.5
Allowance for credit losses	(154,099)	(157,660)	3,561	(2.3)	(156,687)	(156,550)	(155,960)	1,861	(1.2)

ASSET QUALITY DATA
Non-accrual loans (3)	$145,390	$145,422	(32)	—	$177,956	$191,582	$228,501	(83,111)	(36.4)
Other real estate owned and foreclosed assets	26,533	28,338	(1,805)	(6.4)	19,718	20,055	21,199	5,334	25.2
Accruing loans more than 90 days past due (3)	6,901	2,193	4,708	214.7	802	7,980	1,386	5,515	397.9
Total non-performing assets (3)(4)	$178,824	$175,953	2,871	1.6	$198,476	$219,617	$251,086	(72,262)	(28.8)

Loans 30-89 days past due (3)	$61,809	$58,773	3,036	5.2	$50,840	$36,172	$28,869	32,940	114.1

Non-performing assets to total assets (3)(4)	0.64%	0.63%			0.91%	1.00%	1.16%
Non-performing assets to total loans and OREO (3)(4)	0.89	0.89			1.27	1.45	1.66
Allowance for loan losses to non-performing loans (3)(5)	92.5	92.6			81.8	72.6	63.0
Allowance for loan losses to non-performing assets (3)(4)	78.8	77.7			73.7	66.0	57.6

Allowance for loan losses to total loans	0.70	0.69			0.94	0.96	0.96

Quarter-to-date charge-offs	$12,526	$30,460	(17,934)	(58.9)	$12,189	$7,291	$9,785	2,741	28.0
Quarter-to-date recoveries	(2,425)	(1,644)	(781)	47.5	(1,289)	(1,235)	(2,135)	(290)	13.6
Quarter-to-date net charge-offs	$10,101	$28,816	(18,715)	(64.9)	$10,900	$6,056	$7,650	2,451	32.0

Net charge-offs to average loans (annualized)	0.20%	0.62%			0.29%	0.16%	0.21%

(1) Real estate- owner-occupied is defined as loans with a "1E1" Call Report Code (loans secured by owner-occupied non-farm non-residential properties).
(2) The allowance for loan losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

TABLE 6 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2017			9/30/2017			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans	$13,964,340	$163,974	4.70%	$12,951,243	$146,003	4.52%	18
Residential mortgage loans	3,049,947	35,007	4.59	2,464,348	28,645	4.65	(6)
Consumer loans	2,927,213	38,836	5.26	2,925,563	42,240	5.73	(47)
Total loans	19,941,500	237,817	4.77	18,341,154	216,888	4.73	4
Loss share receivable	9,295	—	—	21,042	—	—	—
Total loans and loss share receivable	19,950,795	237,817	4.77	18,362,196	216,888	4.72	5
Mortgage loans held for sale	126,216	1,251	3.96	132,309	1,209	3.66	30
Investment securities (2)	4,893,538	27,714	2.37	4,709,526	26,246	2.32	5
Other earning assets	715,747	2,921	1.62	768,181	2,629	1.36	26
Total earning assets	25,686,296	269,703	4.22	23,972,212	246,972	4.14	8
Allowance for loan losses	(138,927)			(147,046)
Non-earning assets	2,487,694			2,271,755
Total assets	$28,035,063			$26,096,921

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$3,987,908	$5,404	0.54%	$3,203,657	$4,384	0.54%	—
Savings and money market accounts	8,769,464	13,345	0.60	8,566,873	11,650	0.54	6
Certificates of deposit	2,444,403	6,115	0.99	2,413,727	5,766	0.95	4
Total interest-bearing deposits (3)	15,201,775	24,864	0.65	14,184,257	21,800	0.61	4
Short-term borrowings	1,223,868	2,901	0.94	1,619,242	4,152	1.02	(8)
Long-term debt	1,420,224	6,436	1.80	742,765	4,137	2.21	(41)
Total interest-bearing liabilities	17,845,867	34,201	0.76	16,546,264	30,089	0.72	4
Non-interest-bearing deposits	6,176,347			5,601,071
Non-interest-bearing liabilities	264,790			273,163
Total liabilities	24,287,004			22,420,498
Total shareholders' equity	3,748,059			3,676,423
Total liabilities and shareholders' equity	$28,035,063			$26,096,921

Net interest income/Net interest spread		$235,502	3.46%		$216,883	3.42%	4
Taxable equivalent benefit		2,812	0.04		2,585	0.04	—
Net interest income (TE)/Net interest margin (TE) (1)		$238,314	3.69%		$219,468	3.64%	5

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2017 and September 30, 2017 were 0.46% and 0.44%, respectively.

TABLE 6 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2017			3/31/2017			12/31/2016
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans	$11,136,842	$127,301	4.64%	$10,917,714	$119,605	4.50%	$10,759,264	$114,694	4.29%
Residential mortgage loans	1,319,207	14,345	4.35	1,273,069	12,848	4.04	1,267,413	14,038	4.43
Consumer loans	2,827,958	37,619	5.34	2,854,972	36,524	5.19	2,885,673	36,960	5.10
Total loans	15,284,007	179,265	4.74	15,045,755	168,977	4.59	14,912,350	165,692	4.46
Loss share receivable	—	—	—	—	—	—	20,456	(3,539)	(68.83)
Total loans and loss share receivable	15,284,007	179,265	4.74	15,045,755	168,977	4.59	14,932,806	162,153	4.36
Mortgage loans held for sale	145,274	1,249	3.44	175,512	971	2.21	226,565	1,539	2.72
Investment securities (2)	4,029,491	22,307	2.32	3,741,128	19,927	2.24	3,154,252	15,464	2.09
Other earning assets	650,083	1,754	1.08	1,123,087	2,658	0.96	1,034,980	1,649	0.63
Total earning assets	20,108,855	204,575	4.13	20,085,482	192,533	3.93	19,348,603	180,805	3.77
Allowance for loan losses	(146,448)			(145,326)			(150,499)
Non-earning assets	1,881,130			1,921,345			2,018,155
Total assets	$21,843,537			$21,861,501			$21,216,259

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$3,124,243	$3,507	0.45%	$3,239,085	$3,090	0.39%	$2,981,967	$2,483	0.33%
Savings and money market accounts	7,079,773	9,030	0.51	7,211,545	8,329	0.47	6,869,614	7,732	0.45
Certificates of deposit	1,964,234	4,576	0.93	2,083,749	4,638	0.90	2,172,967	4,785	0.88
Total interest-bearing deposits (3)	12,168,250	17,113	0.56	12,534,379	16,057	0.52	12,024,548	15,000	0.50
Short-term borrowings	352,410	226	0.26	410,726	277	0.27	603,683	552	0.36
Long-term debt	628,632	3,593	2.29	618,494	3,381	2.22	664,463	3,588	2.15
Total interest-bearing liabilities	13,149,292	20,932	0.64	13,563,599	19,715	0.59	13,292,694	19,140	0.57
Non-interest-bearing deposits	4,992,598			4,976,945			4,869,095
Non-interest-bearing liabilities	200,673			221,993			300,768
Total liabilities	18,342,563			18,762,537			18,462,557
Total shareholders' equity	3,500,974			3,098,964			2,753,702
Total liabilities and shareholders' equity	$21,843,537			$21,861,501			$21,216,259

Net interest income/Net interest spread		$183,643	3.49%		$172,818	3.34%		$161,665	3.20%
Taxable equivalent benefit		2,492	0.05		2,491	0.05		2,340	0.05
Net interest income (TE)/Net interest margin (TE) (1)		$186,135	3.71%		$175,309	3.53%		$164,005	3.38%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2017, March 31, 2017, and December 31, 2016 were 0.40%, 0.37% and 0.35%, respectively.

TABLE 7 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Years Ended
	12/31/2017			12/31/2016			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans	$12,252,823	$556,883	4.59%	$10,529,830	$459,352	4.42%	17
Residential mortgage loans	2,032,710	90,845	4.47	1,236,640	54,966	4.44	3
Consumer loans	2,884,239	155,219	5.38	2,894,584	148,718	5.14	24
Total loans	17,169,772	802,947	4.71	14,661,054	663,036	4.56	15
Loss share receivable	7,646	—	—	29,396	(16,023)	(54.51)	5,451
Total loans and loss share receivable	17,177,418	802,947	4.71	14,690,450	647,013	4.44	27
Mortgage loans held for sale	144,658	4,679	3.23	204,669	6,564	3.21	2
Investment securities (2)	4,347,581	96,194	2.31	2,927,588	59,154	2.14	17
Other earning assets	813,032	9,963	1.23	654,357	4,208	0.64	59
Total earning assets	22,482,689	913,783	4.11	18,477,064	716,939	3.93	18
Allowance for loan losses	(144,426)			(147,520)
Non-earning assets	2,142,393			1,991,690
Total assets	$24,480,656			$20,321,234

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$3,390,268	$16,385	0.48%	$2,922,587	$8,816	0.30%	18
Savings and money market accounts	7,912,990	42,353	0.54	6,578,622	24,725	0.38	16
Certificates of deposit	2,228,029	21,095	0.95	2,141,399	18,040	0.84	11
Total interest-bearing deposits (3)	13,531,287	79,833	0.59	11,642,608	51,581	0.44	15
Short-term borrowings	905,755	7,557	0.83	614,073	2,452	0.40	43
Long-term debt	854,425	17,547	2.05	616,309	13,668	2.22	(17)
Total interest-bearing liabilities	15,291,467	104,937	0.69	12,872,990	67,701	0.53	16
Non-interest-bearing deposits	5,440,477			4,582,533
Non-interest-bearing liabilities	240,362			228,117
Total liabilities	20,972,306			17,683,640
Total shareholders' equity	3,508,350			2,637,594
Total liabilities and shareholders' equity	$24,480,656			$20,321,234

Net interest income/Net interest spread		$808,846	3.42%		$649,238	3.40%	2
Tax-equivalent benefit		10,261	0.05		9,201	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$819,107	3.64%		$658,439	3.56%	8

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the years ended December 31, 2017 and 2016 were 0.42% and 0.32%, respectively.

Table 8 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	12/31/2017			9/30/2017			6/30/2017			3/31/2017			12/31/2016
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$157	$14,235	4.39%	$148	$13,638	4.29%	$140	$13,150	4.27%	$131	$12,760	4.12%	$125	$12,481	3.97%
Acquired loans (1)	81	5,706	5.61	69	4,703	5.86	39	2,134	7.40	38	2,286	6.81	37	2,452	5.99
Total loans	$238	$19,941	4.74%	$217	$18,341	4.70%	$179	$15,284	4.70%	$169	$15,046	4.55%	$162	$14,933	4.30%

	12/31/2017			9/30/2017			6/30/2017			3/31/2017			12/31/2016
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans (1)	(21)	161	(1.60)	(20)	120	(1.76)	(12)	72	(2.46)	(11)	87	(2.08)	(8)	73	(1.43)
Total loans	$(21)	$161	(0.46)%	$(20)	$120	(0.45)%	$(12)	$72	(0.34)%	$(11)	$87	(0.31)%	$(8)	$73	(0.23)%

	12/31/2017			9/30/2017			6/30/2017			3/31/2017			12/31/2016
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$157	$14,235	4.39%	$148	$13,638	4.29%	$140	$13,150	4.27%	$131	$12,760	4.12%	$125	$12,481	3.97%
Acquired loans (1)	60	5,867	4.01	49	4,823	4.10	27	2,206	4.94	27	2,373	4.73	29	2,525	4.56
Total loans	$217	$20,102	4.28%	$197	$18,461	4.25%	$167	$15,356	4.36%	$158	$15,133	4.24%	$154	$15,006	4.07%

(1) Acquired loans include the impact of the FDIC Indemnification Asset in periods prior to loss share termination in December 2016.

Table 9 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2017			9/30/2017			6/30/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$91,386	$10,278	$0.19	$48,450	$29,644	$0.56	$80,051	$52,018	$1.01
Less: Preferred stock dividends	—	949	0.02	—	3,598	0.07	—	949	0.02
Income available to common shareholders (GAAP)	$91,386	$9,329	$0.17	$48,450	$26,046	$0.49	$80,051	$51,069	$0.99

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	(35)	(22)	—	242	157	—	(59)	(38)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	11,373	8,487	0.16	28,478	19,255	0.36	1,066	789	0.02
Compensation-related expense	1,457	947	0.01	1,092	710	0.02	378	246	—
Impairment of long-lived assets, net of (gain) loss on sale	3,177	2,065	0.04	3,661	2,380	0.04	(1,306)	(849)	(0.02)
Litigation expense	—	1,228	0.02	5,692	4,696	0.09	6,000	5,481	0.11
Other non-core non-interest expense	467	358	0.01	377	245	—	—	—	—
Total non-interest expense adjustments	16,474	13,085	0.24	39,300	27,286	0.51	6,138	5,667	0.11
Income tax expense (benefit) - provisional impact of TCJA (4)	—	51,023	0.94	—	—	—	—	—	—
Income tax expense (benefit) - other	—	(1,237)	(0.02)	—	—	—	—	—	—
Core earnings (Non-GAAP)	107,825	72,178	1.33	87,992	53,489	1.00	86,130	56,698	1.10
Provision for loan losses (1)	14,393	9,355		18,514	12,034		12,050	7,833
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$122,218	$81,533		$106,506	$65,523		$98,180	$64,531

	For the Three Months Ended
	3/31/2017			12/31/2016
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$72,992	$50,473	$1.08	$58,164	$45,130	$1.06
Less: Preferred stock dividends	—	3,599	0.08	—	957	0.02
Income available to common shareholders (GAAP)	$72,992	$46,874	$1.00	$58,164	$44,173	$1.04

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	—	—	—	(4)	(3)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	54	35	—	—	—	—

Compensation-related expense	98	63	—	188	122	—
Impairment of long-lived assets, net of (gain) loss on sale	1,429	929	0.02	(462)	(300)	(0.01)
Loss on early termination of loss share agreements	—	—	—	17,798	11,569	0.28
Other non-core non-interest expense	—	—	—	484	314	0.01
Total non-interest expense adjustments	1,581	1,027	0.02	18,008	11,705	0.28
Income tax expense (benefit)	—	—	—	—	(6,836)	(0.16)
Core earnings (Non-GAAP)	74,573	47,901	1.02	76,168	49,039	1.16
Provision for loan losses (1)	6,154	4,000		5,169	3,360
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$80,727	$51,901		$81,337	$52,399

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

(4) Estimated net impact of the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 is subject to refinement in future periods as further information becomes available.

	For the Years Ended
	12/31/2017			12/31/2016
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$292,879	$142,413	$2.77	$271,970	$186,777	$4.49
Less: Preferred stock dividends	—	9,095	0.18	—	7,977	0.19
Income available to common shareholders (GAAP)	$292,879	$133,318	$2.59	$271,970	$178,800	$4.30

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	148	97	—	(2,001)	(1,301)	(0.03)

Non-interest expense adjustments (1)(3):
Merger-related expense	40,971	28,566	0.55	3	2	—
Compensation-related expense	3,025	1,966	0.04	782	508	0.01
Impairment of long-lived assets, net of (gain) loss on sale	6,961	4,525	0.09	(674)	(437)	(0.01)
Litigation expense	11,692	11,405	0.22	17,798	11,569	0.28
Loss on early termination of loss share agreements	—	—	—	—	—	—
Other non-core non-interest expense	844	603	0.01	2,752	1,788	0.04
Total non-interest expense adjustments	63,493	47,065	0.91	20,661	13,430	0.32
Income tax expense (benefit) - provisional impact of TCJA (4)	—	51,023	0.99	—	—	—
Income tax expense (benefit) - other	—	(1,237)	(0.02)	—	(6,836)	(0.16)

Core earnings (Non-GAAP)	356,520	230,266	4.47	290,630	184,093	4.43
Provision for loan losses (1)	51,111	33,222		44,424	28,875
Pre-provision earnings, as adjusted (Non-GAAP)	$407,631	$263,488		$335,054	$212,968

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

(4) Estimated net impact of the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 is subject to refinement in future periods as further information becomes available.

Table 10 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Net interest income (GAAP)	$235,502	$216,883	$183,643	$172,818	$161,665
Taxable equivalent benefit	2,812	2,585	2,492	2,491	2,340
Net interest income (TE) (Non-GAAP) (1)	238,314	219,468	186,135	175,309	164,005

Non-interest income (GAAP)	54,661	53,067	55,966	47,346	53,238
Taxable equivalent benefit	683	680	668	706	713
Non-interest income (TE) (Non-GAAP) (1)	55,344	53,747	56,634	48,052	53,951
Taxable equivalent revenues (Non-GAAP) (1)	293,658	273,215	242,769	223,361	217,956
Securities (gains) losses and other non-interest income	(35)	242	(59)	—	(4)
Core taxable equivalent revenues (Non-GAAP) (1)	$293,623	$273,457	$242,710	$223,361	$217,952

Total non-interest expense (GAAP)	$184,384	$202,986	$147,508	$141,018	$151,570
Less: Intangible amortization expense	4,642	4,527	1,651	1,770	2,087
Tangible non-interest expense (Non-GAAP) (2)	179,742	198,459	145,857	139,248	149,483
Less: Merger-related expense	11,373	28,478	1,066	54	—
Compensation-related expense	1,457	1,092	378	98	188
Impairment of long-lived assets, net of (gain) loss on sale	3,177	3,661	(1,306)	1,429	(462)
Litigation expense	—	5,692	6,000	—	—
Loss on early termination of loss share agreements	—	—	—	—	17,798
Other non-core non-interest expense	467	377	—	—	484
Core tangible non-interest expense (Non-GAAP) (2)	$163,268	$159,159	$139,719	$137,667	$131,475

Return on average assets (GAAP)	0.15%	0.45%	0.96%	0.94%	0.85%
Effect of non-core revenues and expenses	0.88	0.42	0.10	0.02	0.09
Core return on average assets (Non-GAAP)	1.03%	0.87%	1.06%	0.96%	0.94%

Efficiency ratio (GAAP)	63.5%	75.2%	61.6%	64.1%	70.5%
Effect of tax benefit related to tax-exempt income	(0.7)	(0.9)	(0.8)	(1.0)	(1.0)
Efficiency ratio (TE) (Non-GAAP) (1)	62.8%	74.3%	60.8%	63.1%	69.5%
Effect of amortization of intangibles	(1.6)	(1.7)	(0.7)	(0.8)	(1.0)
Effect of non-core items	(5.6)	(14.4)	(2.5)	(0.7)	(8.2)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	55.6%	58.2%	57.6%	61.6%	60.3%

Return on average common equity (GAAP)	1.02%	2.92%	6.08%	6.41%	6.70%
Effect of non-core revenues and expenses	6.90	3.07	0.67	0.14	0.74
Core return on average common equity (Non-GAAP)	7.92%	5.99%	6.75%	6.55%	7.44%
Effect of intangibles (2)	4.81	2.96	2.11	2.44	3.31
Core return on average tangible common equity (Non-GAAP) (2)	12.73%	8.95%	8.86%	8.99%	10.75%

Total shareholders' equity (GAAP)	$3,696,791	$3,726,774	$3,503,242	$3,457,975	$2,939,694
Less: Goodwill and other intangibles	1,271,807	1,276,241	752,336	753,991	755,765
Preferred stock	132,097	132,097	132,097	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,292,887	$2,318,436	$2,618,809	$2,571,887	$2,051,832

Total assets (GAAP)	$27,904,129	$27,976,635	$21,790,727	$22,008,479	$21,659,190
Less: Goodwill and other intangibles	1,271,807	1,276,241	752,336	753,991	755,765
Tangible assets (Non-GAAP) (2)	$26,632,322	$26,700,394	$21,038,391	$21,254,488	$20,903,425
Tangible common equity ratio (Non-GAAP) (2)	8.61%	8.68%	12.45%	12.10%	9.82%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.